Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Warrant to purchase 30,000 shares of Common Stock	October 28, 2025

UNITE ACQUISITION 2 CORP.

Warrant Agreement

Unite Acquisition 2 Corp., a Delaware corporation (the “Company”), certifies that, for value received, Lucius Partners opportunity fund, lp, or its successors or assigns (each person or entity holding all or a part of this Warrant being referred to as a “Holder”) is the registered holder of this Warrant (the “Warrant”) to subscribe for the purchase of 30,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).The Warrant entitles the Holder to purchase from the Company at any time prior to the Expiration Date (as defined below) the Warrant Shares for $0.01 per Warrant Share (the “Exercise Price”), on the terms and conditions hereinafter provided. The Exercise Price and the number of Warrant Shares purchasable upon exercise hereof are subject to adjustment as provided herein.

1. Expiration Date; Exercise

1.1 Expiration Date. The Warrant shall expire at 5:30 pm New York time on October 28, 2028 (the “Expiration Date”).

1.2 Manner of Exercise. The Warrants are exercisable by delivery to the Company of the following (the “Exercise Documents”): (a) this Warrant, (b) a written notice of election to exercise the Warrant as set forth on Exhibit A hereto; and (c) payment of the Exercise Price in cash or by check. Within two (2) business days following receipt of the foregoing, the Company shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of Warrant Shares purchased by the Holder, and (b) if less than all of the Warrant Shares evidenced by this Warrant are purchased, a new warrant in form substantially identical hereto evidencing the right to purchase the remaining Warrant Shares not so acquired by the Holder.

2. Adjustments of Exercise Price and Number and Kind of Warrant Shares

2.1 Stock Dividends, Stock Splits, Combinations. In the event that the Company shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; then the number of Warrant Shares exercisable pursuant hereto immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of Warrant Shares it would have owned immediately following such action if it had exercised the Warrant immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

2.2 Reclassifications. In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which the Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrant immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1 (without duplication). The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

3. Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of these Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first-class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

4. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of an indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

5. Nontransferability. Holder may not sell or transfer this Warrant or any part thereof to any person other than an affiliate of Holder without the written consent of the Company.

6. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7. Notices. All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at the Holder’s address of record initially on the register of holders of warrants maintained by the Company and if addressed to the Company, at its principal executive offices.

8. No Rights as Shareholder. The Holder shall have no rights as a shareholder of the Company with respect to the Warrant Shares issuable upon exercise of the Warrant until the receipt by the Company of all of the Exercise Documents.

9. Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

Unite Acquisition 2 Corp.

/s/ Nathan P. Pereira
By:	Nathan P. Pereira
Its:	Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)

To: Unite Acquisition 2 Corp. (the “Company”)

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of Unite Acquisition 2 Corp. (the “Company”), pursuant to the terms of the enclosed warrant (the “Warrant”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Warrant.

The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

1. Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

2. Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

4. Holder understands that the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act“) or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

5. Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

Number of Warrants Exercised:__________________

Dated:
Name:
By:

4